UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 30, 2008
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Maguire Properties, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

17885 Von Karman

On October 1, 2008, we announced an eighteen-month extension of our 17885 Von Karman construction loan with Guaranty Bank, which is now scheduled to mature on June 30, 2010.  The modified loan bears interest at (i) LIBOR plus 2.50% or (ii) base rate, as defined in the modification agreement, plus 0.50%.  A floor interest rate of 5.00% applies to both LIBOR and base rate loans.

As part of the conditions to extend the maturity date of this loan, we made a principal payment of $4.8 million using proceeds received from the financing of Plaza Las Fuentes.  After the extension, the maximum amount available under this loan totals $33.6 million, leaving $9.5 million available to fund remaining project development costs, including tenant improvement and leasing costs.  No additional reserves were funded in connection with the extension of this loan.

In our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, we discussed that a portion of the principal balance is guaranteed by Maguire Properties, L.P. (the “Operating Partnership”), of which we are the sole general partner and hold an approximate 87.8% interest.  Per the terms of the modification agreement, $6.7 million of the principal balance is currently guaranteed by our Operating Partnership, which will be reduced to 15% or 10% of the maximum loan amount when certain conditions are met.

2385 Northside

Additionally on October 1, 2008, we announced an eighteen-month extension of our 2385 Northside construction loan with Guaranty Bank, which is now scheduled to mature on August 6, 2010.  The modified loan bears interest at (i) LIBOR plus 2.50% or (ii) base rate, as defined in the modification agreement, plus 0.50%.  A floor interest rate of 5.00% applies to both LIBOR and base rate loans.

As part of the conditions to extend the maturity date of this loan, we made a principal payment of $6.5 million using proceeds received from the financing of Plaza Las Fuentes.  After the extension, the maximum amount available under this loan totals $19.9 million, leaving $6.2 million available to fund remaining project development costs, including tenant improvement and leasing costs.  No additional reserves were funded in connection with the extension of this loan.

In our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, we discussed that a portion of the principal balance is guaranteed by our Operating Partnership.  Per the terms of the modification agreement, $4.0 million of the principal balance is currently guaranteed by our Operating Partnership, which will be reduced to 15% or 10% of the maximum loan amount when certain conditions are met.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose.  Such information shall not be deemed incorporated by reference into any filing, regardless of any general incorporation language in such filing.

On October 1, 2008, we issued a press release announcing the extension of our 17885 Von Karman and 2385 Northside construction loans, a copy of which is furnished as Exhibit 99.1 herewith.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired: None.

(b)           Pro forma financial information: None.

(c)           Shell company transactions: None.

(d)           Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1**	Press release dated October 1, 2008 regarding the extension of the 17885 Von Karman and 2385 Northside construction loans
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**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGUIRE PROPERTIES, INC.
Registrant

/s/	NELSON C. RISING
Nelson C. Rising
President and Chief Executive Officer

Dated:     October 2, 2008